SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

Intcomex, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-134090	65-0893400
(Commission File Number)	(IRS Employer Identification No.)

9835 NW 14th Street

Miami, FL 33172

(Address of Principal Executive Offices) (Zip Code)

(305) 477-6230

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 22, 2006 the Company announced the completion of its offer to exchange all of its outstanding 11 3/4% Second Priority Senior Secured Notes due 2011, which are not registered under the Securities Act of 1933 (“Initial Notes”), for an equal principal amount of its 11 3/4% Second Priority Senior Secured Notes due 2011, which have been registered under the Securities Act of 1933 (“New Notes”). The exchange offer expired at 5:00 p.m. (EST) on Thursday, December 14, 2006.

$120.0 million aggregate principal amount of Initial Notes, representing 100.0% of the outstanding principal amount of Initial Notes, were tendered for exchange. The Company accepted all Initial Notes that were properly tendered for exchange. Following the closing, none of the Initial Notes remained outstanding. The exchange offer closed on December 19, 2006.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated December 22, 2006

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intcomex, Inc.

By:	/s/ Russell A. Olson
Name:	Russell A. Olson
Title:	Chief Financial Officer

Date: December 22, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 22, 2006